As filed with the United States Securities and Exchange Commission on April 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Registration Statement

Under

The Securities Act of 1933

SEACOR Marine Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2564547
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12121 Wickchester Lane, Suite 500

Houston, Texas 77079

(346) 980-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Gellert

President and Chief Executive Officer

SEACOR Marine Holdings Inc.

12121 Wickchester Lane, Suite 500

Houston, Texas 77079

(346) 980-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Zeltner Brett Nadritch Milbank LLP 55 Hudson Yards New York, NY 10001 (212) 530-5301	Andrew H. Everett II Senior Vice President, General Counsel and Secretary SEACOR Marine Holdings Inc. 12121 Wickchester Lane, Suite 500 Houston, Texas 77079 (346) 980-1700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common stock, par value $0.01 per share	653,872	$13.41	$8,768,424	$1,063

(1)

Includes 653,872 shares of common stock, par value $0.01 per share (“common stock”) of SEACOR Marine Holdings Inc. (“SMHI”) that may be sold from time to time by the selling stockholders named herein. Pursuant to Rule 416(a) under the Securities Act, the number of shares of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional shares of common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)	The proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such common stock.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low per share sale price of the registrant’s shares of common stock on March 26, 2019 of $13.41, as reported on the New York Stock Exchange (“NYSE”).

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and neither we nor the selling stockholders are soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2019

PROSPECTUS

653,872 Shares of Common Stock

This prospectus relates to an offer and sale of up to 653,872 shares of common stock, par value $0.01 per share (“common stock”), of SEACOR Marine Holdings Inc., by the selling stockholders. The selling stockholders may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. We will not receive any proceeds from the sale of common stock by the selling stockholders covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of common stock.

This prospectus provides you with a general description of the securities that our selling stockholders may offer. To the extent required by applicable law or regulation, each time securities are offered, the selling stockholders are required to provide this prospectus and a prospectus supplement. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by our selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus.

The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. To the extent required, the specific terms of any securities the selling stockholders offer will be included in a supplement to this prospectus. Any such prospectus supplement will also describe the specific manner in which our selling stockholders will offer the securities.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “SMHI.” The last reported sales price of our common stock on the NYSE on March 29, 2019 was $13.31 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC. In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities described herein in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the respective document. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell up to 653,872 shares of our common stock that we have issued to the selling stockholders.

This prospectus generally describes SEACOR Marine Holdings Inc. and, provides you with a general description of the securities the selling stockholders may offer. Each time any of the selling stockholders sell common stock under this prospectus, such selling stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Documents Incorporated By Reference” before buying any of the securities being offered. We or the selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with any information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to:

•	decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies;

•

an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities;

•	the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums;

•

weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil;

•	increased government legislation and regulation of the Company’s businesses could increase cost of operations;

•	increased competition if the Jones Act and related regulations are repealed;

•

liability, legal fees and costs in connection with the provision of emergency response services, such as the response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010;

•	decreased demand for the Company’s services as a result of declines in the global economy;

•

declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations;

•	the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions;

•	changes to the status of applicable trade treaties including as a result of the U.K.’s impending exit from the European Union;

•	changes in foreign and domestic oil and gas exploration and production activity, safety record requirements;

•	compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions;

•	the dependence on several key customers;

•	consolidation of the Company’s customer base;

•	the ongoing need to replace aging vessels;

•	industry fleet capacity;

•	restrictions imposed by the Jones Act and related regulations on the amount of foreign ownership of the Company’s common stock;

•	operational risks, effects of adverse weather conditions and seasonality, adequacy of insurance coverage;

•	the ability of the Company to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; and

•	the attraction and retention of qualified personnel by the Company.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, if any, and any related free writing prospectus, including the risks of investing in our securities contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the “Company,” “SEACOR Marine,” “SMHI,” “we,” “us,” or “our” are to SEACOR Marine Holdings Inc. and its subsidiaries.

Overview

The Company provides global marine and support transportation services to offshore oil, natural gas exploration and windfarm development and production facilities worldwide. As of December 31, 2018, the Company and its joint ventures operated a diverse fleet of 179 support and specialty vessels, of which 128 were owned or leased-in, 44 were joint-ventured, and seven were managed on behalf of unaffiliated third-parties. The primary users of the Company’s services are major integrated oil companies, large independent oil and natural gas exploration and production companies and emerging independent companies, as well as windfarm operations and installation contractors.

The Company’s fleet features offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; carry and launch equipment used underwater in drilling and well installation, maintenance and repair; and provide windfarm installation, maintenance and repair support. Additionally, the Company’s vessels provide accommodations for technicians and specialists, safety support and emergency response services. The Company’s fleet also features crew transfer vessels used primarily in windfarm operations.

Corporate Information

Our principal executive offices are located at 12121 Wickchester Lane, Suite 500, Houston, TX 77079, and our telephone number is (346) 980-1700. Additional information about us is available on our website at www.seacormarine.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. You can review filings we make with the SEC at its website (www.sec.gov), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. For more information on our SEC filings, please see the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Please also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of 653,872 shares of common stock for the account of the selling stockholders referred to in this prospectus. We will not receive any proceeds from any sale of shares of common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share, of which no preferred shares are issued or outstanding.

The following summary description of our capital stock is based on the provisions of our Certificate of Incorporation and Bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation, Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, please see “Where You Can Find More Information” and “ Documents Incorporated By Reference.”

Common Stock

As of March 15, 2019, there were 21,070,529 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. The common stock votes together as a single class. Directors will be elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Dividend Rights

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Shares of our common stock are not convertible into any other shares of our capital stock.

Preferred Stock

As of March 15, 2019, there were no shares of our preferred stock outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Qualifications for Ownership

The Company is subject to regulation under the Jones Act and related U.S. cabotage laws, which restrict ownership and operation of vessels in the U.S. coastwise trade (i.e., trade between points in the United States), including the transportation of cargo. Subject to limited exceptions, the Jones Act requires that vessels engaged in U.S. coastwise trade be built in the United States, registered under the U.S.-flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Violation of the Jones Act could prohibit operation of vessels in the U.S. coastwise trade during the period of such non-compliance, result in material fines and subject Company vessels to seizure and forfeiture.

To facilitate compliance with the Jones Act, the Company’s Certificate of Incorporation and Bylaws: (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class of the Company’s capital stock (including common stock) to 22.5% of the outstanding shares of each such class to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Company’s board of directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of its capital stock by a single non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than the Permitted Percentage; (ii) allow for the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of the Permitted Percentage shall be ineffective as against the Company and that neither the Company nor its transfer agent shall register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise the Company’s remedies under the Certificate of Incorporation; (iv) provide that any excess shares above the Permitted Percentage shall not have any voting or dividend rights; (v) permit the Company to redeem or transfer to a charitable trust any such excess shares; and (vi) permit the board of directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Company’s Bylaws provide (w) that the number of non- U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business, (x) for an increase in the number of directors necessary to constitute a quorum when the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors present at a meeting, (y) that the President and the Chief Executive Officer of the Company must be a U.S. citizen and (z) that any non-U.S. citizen officer is restricted from acting in the absence or disability of the chairman of the board of directors, the Chief Executive Officer or the President.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporate Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of the corporation’s outstanding stock, or an affiliate or associate of the corporation who did own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction; which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Filling Vacancies on the Board of Directors.

In accordance with Article II, Section 12 of our Bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Any director appointed to fill a vacancy will hold office until the next election of directors or until their successors are duly elected and qualified.

Meetings of Stockholders.

Our Bylaws provide that only a majority of the members of our board of directors then in office or the Chairman of the board of directors or the President may call special meetings of the stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to us not later than the 120th day nor earlier than the 150th day prior to the anniversary date of the preceding annual meeting. If there was no such prior annual meeting, then a stockholder’s notice must be delivered not earlier than the close of business on the 150th day nor later than the 120th day prior to the date which represents the second Tuesday in May of the current year. In the event that the date of the annual meeting is more than 25 days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 653,872 shares of our common stock, as identified in the table below.

On January 9, 2019, pursuant to three separate asset purchase agreements (the “Asset Purchase Agreements”) entered into among certain indirect wholly-owned subsidiaries of SEACOR Marine Holdings Inc. and each of McCall Marine Transportation, L.L.C., Carlene McCall, L.L.C. and N.F. McCall Offshore, L.L.C. (the “Sellers”), the Company acquired a total of three fast support vessels from the Sellers in exchange for a total of 603,872 shares of the Company’s common stock issued to affiliates of the Sellers (the “Seller Affiliates” and such shares, the “Subject Shares”). The Subject Shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In determining that the issuance of the shares used as consideration for the purchase of the vessels qualified for an exemption under Section 4(a)(2), the Company relied on the following facts: (i) all of the Sellers and Seller Affiliates were accredited investors or qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the common stock and (iii) the investment intent of the Sellers or any Seller Affiliates.

In connection with the Asset Purchase Agreements, we entered into a registration rights agreement with the Seller Affiliates (the “McCall Registration Rights Agreement”) and we are registering the Subject Shares in accordance with our obligations under the McCall Registration Rights Agreement.

On March 15, 2019, Seabulk Overseas Transport, Inc. (“Seabulk Overseas”), a wholly-owned subsidiary of SEACOR Marine, acquired the remaining 6.25% minority interest in Windcat Workboats Holdings Ltd. (“Windcat Workboats”) that it did not previously own upon the exercise by Roleen B.V. (the “Windcat Seller”) of a put option under a certain subscription and shareholders agreement, initially dated as of December 22, 2011, as amended. As partial consideration for the acquisition of such minority interest in Windcat Workboats, SEACOR Marine issued to an affiliate of Windcat Seller (“Windcat Seller Affiliate”) an aggregate of 50,000 shares of its common stock in a private placement in accordance with Section 4(a)(2) of the Securities Act, pursuant to the terms of a certain share purchase agreement with Windcat Seller (the “Windcat Share Purchase Agreement”). In determining that the issuance of the shares used as consideration for the acquisition of the minority interests in Windcat Workboats qualified for the exemption provided by Section 4(a)(2), the Company relied on the following facts: (i) the Windcat Seller and Windcat Seller Affiliate were accredited investors or qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the common stock and (iii) the investment intent of the Windcat Seller or Windcat Seller Affiliate.

In connection with the Windcat Share Purchase Agreement, we entered into a registration rights agreement with the Windcat Seller Affiliate (the “Windcat Registration Rights Agreement”) and we are registering the shares in accordance with our obligations under the Windcat Registration Rights Agreement.

The following table sets forth information with respect to the maximum number of our common stock that may be offered from time to time by each selling shareholder under this prospectus. The selling stockholders identified below may currently hold or acquire at any time common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell, transfer, assign or otherwise dispose of some or all of their common stock pursuant to the safe harbor provided by Rule 144 under the Securities Act or in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholders upon termination of this offering. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly.

To our knowledge, except as set forth herein, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common stock. Because each selling stockholder may sell all or a portion of the common stock registered hereby, we cannot currently estimate the number or percentage of common stock that each selling stockholder will hold upon completion of the applicable offering.

None of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We have prepared the table and the related notes based on information supplied to us by the selling stockholders on or prior to March 15, 2019. We have not sought to verify such information. Other information about the selling stockholders may change over time.

	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Number	Percentage(3)	Number	Number	Percentage(3)
McCall Properties L.L.C.(4)	526,964	2.5%	421,780	105,184	*
McCall Family Holding Company, L.L.C.(5)	145,856	*	145,856	—	*
Irish Bend, L.L.C.(6)	28,650	*	28,650	—	*
D&V Henry Family, L.L.C.(7)	5,462	*	5,462	—	*
DJR Holdings, LLC(8)	2,124	*	2,124	—	*
Robert Marcel van Rijk(9)	51,513	*	50,000	1,513	*

*	Less than 1%.
(1)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.

(2)

Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(3)	Based on 21,070,529 shares of our common stock outstanding as of March 15, 2019.
(4)

Includes 115,031 shares of common stock issued to McCall Properties L.L.C. at the direction of Carlene McCall, L.L.C. (“Carlene McCall”), representing a portion of the share consideration paid by SEACOR Marine Holdings Inc. for the purchase of a vessel pursuant to the asset purchase agreement, dated January 9, 2019, among SEACOR Marine Holdings Inc., SEACOR Offshore McCall LLC and Carlene McCall such agreement, the “Carlene McCall APA”), 115,031 shares of common stock issued to McCall Properties L.L.C. at the direction of McCall Marine Transportation, L.L.C. (“McCall Marine”), representing a portion of the share consideration paid by SEACOR Marine Holdings Inc. for the purchase of a vessel pursuant to the asset purchase agreement, dated January 9, 2019, among SEACOR Marine Holdings Inc., SEACOR Offshore McCall LLC and McCall Marine such agreement, the “McCall Marine APA”), and 191,718 shares of common stock issued to McCall Properties L.L.C. at the direction of N.F. McCall Offshore, L.L.C. (“N.F. McCall Offshore”), representing a portion of the share consideration paid by SEACOR Marine Holdings Inc. for the purchase of a vessel pursuant to the asset purchase agreement, dated January 9, 2019, among SEACOR Marine Holdings Inc., SEACOR Paula McCall LLC and N.F. McCall Offshore such agreement, the “N.F. McCall Offshore APA”).

(5)

Includes 47,283 shares of common stock issued to McCall Family Holding Company, L.L.C., as a member of Carlene McCall, under the Carlene McCall APA, 53,414 shares of common stock issued to McCall Family Holding Company, L.L.C., as a member of McCall Marine, under the McCall Marine APA and

45,159 shares of common stock issued to McCall Family Holding Company, L.L.C., as a member of N.F. McCall Offshore, under the N.F. McCall Offshore APA. Norman McCall, H. Alan McCall, Joseph K. McCall and Phyllis McCall each in their capacity as a Manager of McCall Family Holding Company, L.L.C. has the discretionary authority to vote and dispose of the shares of common stock held by McCall Family Holding Company, L.L.C., and may be deemed to be the beneficial owner of these shares of common stock. Norman McCall and Joseph McCall are employed by SEACOR Marine Holdings Inc. as managers. The mailing address for McCall Family Holding Company, L.L.C. is P.O Box 6871, Lake Charles, LA 70606 and the registered corporate office address for McCall Family Holding Company, L.L.C. is 3604 Burton Lane, Lake Charles, LA 70605.
(6)

Includes 11,290 shares of common stock issued to Irish Bend, L.L.C. as a member of Carlene McCall, under the Carlene McCall APA, 6,070 shares issued to Irish Bend, L.L.C. as a member of McCall Marine, under the McCall Marine APA and 11,290 shares issued to Irish Bend, L.L.C. as a member of N.F. McCall Offshore, under the N.F. McCall Offshore APA. Calumer Properties, LLC is the sole member of Irish Bend, L.L.C. Roy Scott Tibbs, Roy Scott Tibbs II, Kevin Tibbs and Bryant Tibbs each has the discretionary authority to vote and dispose of the shares of common stock in their capacity as Members of Calumer Properties, LLC and, may be deemed to be the beneficial owner of these shares of common stock. The mailing address and registered corporate office address for Irish Bend, L.L.C. is 320 Boro Lane, Franklin, LA 70538.

(7)

Includes 2,124 shares of common stock issued to D&V Henry Family, L.L.C. as a member of Carlene McCall, under the Carlene McCall APA, 1,214 shares of common stock issued to D&V Henry Family, L.L.C. as a member of McCall Marine, under the McCall Marine APA and 2,124 shares of common stock issued to D&V Henry Family, L.L.C. as a member of N.F. McCall Offshore, under the N.F. McCall Offshore APA. Vida Lee Henry, Shawn Michael Henry Senior, Barry James Henry and Bryan Thomas Henry each in their capacity as a Manager of D&V Henry Family, L.L.C., has the discretionary authority to vote and dispose of the shares of common stock held by D&V Henry Family, L.L.C., and may be deemed to be the beneficial owner of these shares of common stock. The mailing address for D&V Henry Family, L.L.C. is 4317 Howard Street, Lake Charles, LA 70605.

(8)

Includes 2,124 shares of common stock issued to DJR Holdings, LLC as a member of N.F. McCall Offshore, under the N.F. McCall Offshore APA. Freddie Richard Jr. and Stephanie Richard each in their capacity as a Manager of DJR Holding, L.L.C., has the discretionary authority to vote and dispose of the shares of common stock held by DJR Holding, L.L.C., and may be deemed to be the beneficial owner of these shares of common stock. Stephanie Richard is employed by the Company as an administrative assistant. The mailing address and registered corporate office address for DJR Holding, L.L.C. is 949 South Kade Lane, Lake Charles, LA 70605.

(9)

Includes 50,000 shares of common stock issued pursuant to the share purchase agreement among SEACOR Marine Holdings Inc., Seabulk Overseas Transport, Inc., Roleen B.V. and Robbert Marcel van Rijk. Robbert Marcel van Rijk is employed as managing director of Windcat Workboats BV, a wholly owned subsidiary of the Company, and has held such position for the past eight years. The mailing address of Robbert Marcel van Rijk is Stommeerweg 72 ws 1, 1431 EX Aalsmeer, the Netherlands.

PLAN OF DISTRIBUTION

Selling Stockholders’ Plan of Distribution

We are registering the common stock held by the selling stockholders to permit the selling stockholders to resell these securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the common stock covered by this prospectus. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. These sales may be effected in one or more transactions including:

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether such options or such other derivative securities are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	through the settlement of short sales;

•	transactions in which broker-dealers agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell common stock short and deliver common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The selling stockholders may also loan or pledge common stock to broker-dealers in connection with bona fide margin accounts secured by the common stock, which shares broker-dealers could in turn sell if such selling stockholders default in the performance of their respective secured obligations.

The selling stockholders may pledge or grant a security interest in some or all of common stock beneficially owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. The selling stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other persons participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution in accordance with the terms of such agreements. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement or, we may be entitled to contribution in accordance with the terms of such agreements.

Once sold under the registration statement of which this prospectus forms a part, the common stock held by the selling stockholders will be freely tradable by the purchasers of such securities, other than our affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplements.

Any shares of common stock, covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than pursuant to this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, our counsel, Milbank LLP, New York, New York, will pass upon certain legal matters in connection with the offered securities. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for the two years ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of SEACOR Marine Holdings Inc. for the year ended December 31, 2016 appearing in SEACOR Marine Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov as well as on the Company’s website, the address of which is https://www.seacormarine.com/.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which contains audited financial statements of the Company for the fiscal year ended December 31, 2018;

•

Our Current Reports on Form 8-K, filed with the SEC on January 11, 2019 and March 19, 2019, (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	Our definitive Proxy Statement on Schedule 14A filed on April 27, 2018; and

•	Our Form 10 on Schedule 10-12B filed on December 14, 2016 and the amendments thereto filed on February 10, 2017 and April 28, 2017.

In addition, we incorporate by reference into this prospectus (i) all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated and (ii) all documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.seacormarine.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Investor Relations, SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079 or to InvestorRelations@seacormarine.com, or an oral request by calling the Company’s Investor Relations group at (346) 980-1700.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Common Stock

PROSPECTUS

                , 2019

Part II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all amounts set forth below are estimates. All of such expenses are being borne by the registrant unless otherwise indicated.

SEC registration fee	$1,063
Legal fees and expenses	50,000
Accounting fees and expenses	37,000
Printing and miscellaneous expenses	20,000
Total	$108,076

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company’s Bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such exculpation from personal liability.

The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 16. Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of January 9, 2019, by and among SEACOR Marine Holdings Inc., McCall Properties, LLC and the members of the sellers listed herein (incorporated herein by reference to Exhibit 4.1 of the Form 8-K filed by SEACOR Marine Holdings Inc. on January 11, 2019)

4.2	Registration Rights Agreement, dated as of March 15, 2019, by and between SEACOR Marine Holdings Inc. and Robbert van Rijk

5.1	Opinion of Milbank LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Milbank LLP (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (incorporated by reference to the signature page hereto)

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 1st day of April, 2019.

SEACOR Marine Holdings Inc.

By:	/s/ John Gellert
	Name:	John Gellert
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Gellert, Jesús Llorca, and Andrew H. Everett II and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date

April 1, 2019	By:	/s/ John Gellert
		Name:	John Gellert
		Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

April 1, 2019	By:	/s/ Jesús Llorca
		Name:	Jesús Llorca
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

April 1, 2019	By:	/s/ Gregory S. Rossmiller
		Name:	Gregory S. Rossmiller
		Title:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

April 1, 2019	By:	/s/ Charles Fabrikant
		Name:	Charles Fabrikant
		Title:	Non-Executive Chairman of the Board

Date

April 1, 2019	By:	/s/ Andrew R. Morse
		Name:	Andrew R. Morse
		Title:	Director

April 1, 2019	By:	/s/ R. Christopher Regan
		Name:	R. Christopher Regan
		Title:	Director

April 1, 2019	By:	/s/ Evan Behrens
		Name:	Evan Behrens
		Title:	Director

April 1, 2019	By:	/s/ Julie Persily
		Name:	Julie Persily
		Title:	Director

April 1, 2019	By:	/s/ Robert D. Abendschein
		Name:	Robert D. Abendschein
		Title:	Director